FIRST AMENDMENT TO CREDIT AGREEMENT


          FIRST AMENDMENT, dated as of December 23, 1993 (this "First Amendment"), among the signatories hereto to the Credit Agreement, dated as of June 24, 1993 (the "Credit Agreement"), among International Mill Service, Inc., a Pennsylvania corporation (the "Borrower"), EnviroSource, Inc., a Delaware corporation (the "Parent"), the lenders parties thereto (the "Lenders"), Banque Paribas, a banking organization organized under the laws of the Republic of France, Credit Lyonnais New York Branch, the New York branch of a banking organization organized under the laws of the Republic of France, and Chemical Bank, a New York banking corporation, as co-agents for the Lenders (in such capacity, the "Co-Agents"), and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                      W I T N E S S E T H :


          WHEREAS, the Borrower has requested and the Administrative Agent, the Co-Agents and the Lenders have agreed to amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Administrative Agent, the Co-Agents and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

          1.  DEFINED TERMS.  Terms defined in the Credit
Agreement are used herein with the meanings set forth in the Credit Agreement unless otherwise defined herein.

          2. AMENDMENT OF SUBSECTION 1.1 (DEFINED TERMS). Subsection 1.1 of the Credit Agreement is hereby amended by inserting immediately after the phrase "except Cash Equivalents)" in clause (b) of the definition of "Consolidated Net Income" the following: ", or any unusual losses or gains attributable to the events or reversals of liabilities, as the case may be, described in the proviso contained in subsection 7.1(b)".

          3.  AMENDMENT OF SUBSECTION 4.11 (TAXES).  Subsection
4.11 of the Credit Agreement is hereby amended by inserting after the phrase "no tax Lien" contained therein the following parenthetical: "(other than as permitted by subsection 7.3(a))".


          4. AMENDMENT OF SUBSECTION 6.1(C) (FINANCIAL STATEMENTS). Subsection 6.1(c) of the Credit Agreement is hereby amended by deleting the phrase "showing separately (i) the Borrower and its Subsidiaries, (ii) CSI, (iii) Imsamet, (iv) ESI and its Subsidiaries, and (v)" and inserting in lieu thereof the following: "showing separately (i) the Borrower and its Subsidiaries, (ii) CSI and ESI and their subsidiaries, (iii) Imsamet, and (iv)".

          5.  AMENDMENT OF SUBSECTION 6.1(E) (FINANCIAL
STATEMENTS). Subsection 6.1(e) of the Credit Agreement is hereby amended by deleting the phrase "entities described in clauses (i) through (v)" and inserting in lieu thereof the following
"entities described in clauses (i) through (iv)".

          6.  AMENDMENT OF SUBSECTION 7.1(A) (FINANCIAL CONDITION
COVENANTS - INTEREST COVERAGE).  Subsection 7.1(a) of the Credit
Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

          "(a) INTEREST COVERAGE. Permit the ratio of (i) Consolidated Net Income plus income taxes and goodwill amortization deducted in determining such Consolidated Net Income plus Consolidated Interest Expense to (ii) Cash Interest for such period to be less than the ratio set forth opposite such period below as "Interest Coverage":

               PERIOD                   INTEREST COVERAGE

     12 month period ending
       June 30, 1993                       1.00 to 1.0
     12 month period ending
       September 30, 1993                  1.00 to 1.0
     12 month period ending
       December 31, 1993                   1.15 to 1.0
     12 month period ending
       March 31, 1994                      1.20 to 1.0
     12 month period ending
       June 30, 1994                       1.20 to 1.0
     12 month period ending
       September 30, 1994                  1.30 to 1.0
     12 month period ending
       December 31, 1994                   1.35 to 1.0
     12 month period ending
       March 31, 1995                      1.40 to 1.0
     12 month period ending
       June 30, 1995                       1.45 to 1.0
     12 month period ending
       September 30, 1995                  1.50 to 1.0
     12 month period ending
       December 31, 1995                   1.60 to 1.0
     12 month period ending
       March 31, 1996                      1.60 to 1.0
     12 month period ending
       June 30, 1996                       1.60 to 1.0
     12 month period ending
       September 30, 1996                  1.65 to 1.0
     12 month period ending
       December 31, 1996                   1.75 to 1.0
     12 month period ending
       March 31, 1997                      1.80 to 1.0
     12 month period ending
       June 30, 1997                       1.80 to 1.0
     12 month period ending
       September 30, 1997                  1.80 to 1.0
     12 month period ending
       December 31, 1997                   1.80 to 1.0
     12 month period ending
       March 31, 1998                      2.00 to 1.0
     12 month period ending
       June 30, 1998                       2.00 to 1.0."

          7. AMENDMENT OF SUBSECTION 7.1(B) (FINANCIAL CONDITION COVENANTS - MAINTENANCE OF TANGIBLE CAPITAL FUNDS). Subsection 7.1(b) of the Credit Agreement is hereby amended by inserting immediately at the end of such subsection the following proviso:

          "provided, however, that the required amount of Consolidated Tangible Capital Funds set forth opposite any period above shall be reduced by the Reduction Amount, if any, and increased by the Increase Amount, if any. For purposes of this subsection 7.1(b), (i) the "Reduction Amount", if any, shall be equal to the amount (not to exceed $3,000,000) by which any unusual losses recorded during the fiscal quarter ended December 31, 1993 relating to certain events contemplated as of December 23, 1993 and previously disclosed to the Lenders exceeds the amount of the reversal of excess liabilities of IU International and its Subsidiaries during such quarter, regardless of whether such reversal amount reduces Consolidated Intangibles or increases Consolidated Net Worth, and
          (ii) the "Increase Amount", if any, shall be equal to the amount by which such reversal amount exceeds such unusual losses.".

          8.  AMENDMENT OF SUBSECTION 7.1(C) (FINANCIAL CONDITION
COVENANTS - CASH FLOW COVERAGE).  Subsection 7.1(c) of the Credit
Agreement is hereby amended by deleting such subsection in its entirety and substituting, in lieu thereof, the following:

          "(c)  CASH FLOW COVERAGE.  Permit the ratio of (i)
     Adjusted EBITDA for each period set forth below to (ii) Debt
     Service for such period to be less than the ratio set forth opposite such period below as "Cash Flow Coverage":


               PERIOD                        CASH FLOW COVERAGE

     12 month period ending
       June 30, 1993                            0.90 to 1.00
     12 month period ending
       September 30, 1993                       0.60 to 1.00
     12 month period ending
       December 31, 1993                        0.60 to 1.00
     12 month period ending
       March 31, 1994                           0.45 to 1.00
     12 month period ending
       June 30, 1994                            0.25 to 1.00
     12 month period ending
       September 30, 1994                       0.35 to 1.00
     12 month period ending
       December 31, 1994                        0.65 to 1.00
     12 month period ending
       March 31, 1995                           0.70 to 1.00
     12 month period ending
       June 30, 1995                            0.80 to 1.00
     12 month period ending
       September 30, 1995                       0.90 to 1.00
     12 month period ending
       December 31, 1995                        1.00 to 1.00
     12 month period ending
       March 31, 1996                           1.00 to 1.00
     12 month period ending
       June 30, 1996                            1.05 to 1.00
     12 month period ending
       September 30, 1996                       1.10 to 1.00
     12 month period ending
       December 31, 1996                        1.20 to 1.00
     12 month period ending
       March 31, 1997                           1.20 to 1.00
     12 month period ending
       June 30, 1997                            1.25 to 1.00
     12 month period ending
       September 30, 1997                       1.30 to 1.00
     12 month period ending
       December 31, 1997                        1.40 to 1.00
     12 month period ending
       March 31, 1998                           1.40 to 1.00
     12 month period ending
       June 30, 1998                            1.45 to 1.00."

          9.  AMENDMENT OF SUBSECTION 7.2(C) (LIMITATION ON
INDEBTEDNESS). Subsection 7.2(c) of the Credit Agreement is hereby amended by deleting the proviso contained therein and inserting in lieu thereof the following:

          "provided that (i) in the case of Intercompany Indebtedness used to fund such obligations such Intercompany Indebtedness is evidenced by Intercompany Notes which are pledged to the Administrative Agent, for the ratable benefit of the Lenders, pursuant to the terms of appropriate Pledge Agreements or supplements thereto and (ii) notwithstanding anything to the contrary contained herein, IMSALCO shall be permitted to incur Intercompany Indebtedness not to exceed $500,000 at any one time outstanding so long as such Indebtedness is evidenced by Intercompany Notes which are pledged to the Administrative Agent for the ratable benefit of the Lenders, pursuant to the terms of appropriate Pledge Agreements or supplements thereto;"

          10.  AMENDMENT OF SUBSECTION 7.3(K) (LIMITATION ON
LIENS). Subsection 7.3(k) of the Credit Agreement is hereby amended by deleting the closing parenthesis immediately before the word "on" contained therein.

          11.  AMENDMENT OF SUBSECTION 7.4(D) (LIMITATION ON
GUARANTEE OBLIGATIONS).  Subsection 7.4(d) of the Credit
Agreement is hereby amended by inserting a closing parenthesis after the word "hereof" contained therein.

          12.  AMENDMENT OF SUBSECTION 7.5 (LIMITATION ON
FUNDAMENTAL CHANGES).  Subsection 7.5 of the Credit Agreement is
hereby amended by:

          (a) deleting the word "and" at the end of paragraph (c) of such subsection;

          (b) deleting the period at the end of paragraph (d) of such subsection and substituting, in lieu thereof, the following: "; and"; and

          (c) inserting immediately after paragraph (d) of such subsection the following new paragraph:

               "(e) any one or more Subsidiaries set forth on
          Schedule 7.5(e) hereto (a "Listed Subsidiary") may be liquidated, wound up or dissolved; provided, that such Listed Subsidiary shall not be permitted to be liquidated, wound up or dissolved if (i) such Subsidiary is engaged in any activity other than the activities it is engaged in as of December 23, 1993 or
          (ii) without in any way limiting the foregoing, a Subsidiary which is not a Listed Subsidiary has been merged or consolidated into such Listed
          Subsidiary."

          13.  SUBSECTION 7.8 (LIMITATION ON DIVIDENDS).
Subsection 7.8 of the Credit Agreement is hereby amended by:

          (a) deleting paragraph (b) in its entirety from such subsection and inserting, in lieu thereof, the following new paragraph:

               "(b) the Parent may redeem or repurchase its Class G Preferred Stock if and only if the Parent has achieved a ratio of (A) EBITDA for the four fiscal quarter period most recently ended for which financial statements are available and have been delivered to the Lenders as required by the terms hereof, less $15,000,000 to (B) Cash Interest for such period, equal to or greater than the ratio for such period set forth on Schedule VII (1) prior to the first anniversary of the Closing Date, up to an aggregate amount of $5,000,000, (2) during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date, up to an aggregate amount of $12,500,000 plus the amount, if any, permitted under clause (1) above and not used, and
          (3) at any time after the second anniversary of the Closing Date, up to an aggregate amount of $12,500,000 plus the amount, if any, permitted under clauses (1) and (2) above and not used."; and

          (b) deleting paragraph (e) in its entirety from such subsection and inserting, in lieu thereof, the following new paragraph:

               "(e) the Parent in addition to any redemptions permitted pursuant to clause (b) above may redeem or repurchase its Class G Preferred Stock in an aggregate amount up to $5,000,000.".

          14. AMENDMENT OF SUBSECTION 7.10 (LIMITATION ON INVESTMENTS, LOANS AND ADVANCES). Subsection 7.10 of the Credit Agreement is hereby amended by (a) deleting clause (f) of such subsection in its entirety and inserting in lieu thereof the following:

          "(f) deposits into trust funds, or insurance arrangements in lieu thereof, required to be made in connection with environmental permits in the ordinary course of business and consistent with past practice;

and (b) deleting the amount "$2,000,000" contained in clause (h) of such subsection and inserting in lieu thereof the amount
"$3,400,000".

          15.  AMENDMENT OF SCHEDULE VII.  Schedule VII of the
Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting, in lieu thereof, a new Schedule
VII as set forth on Exhibit A attached hereto.

          16. SCHEDULE 7.5(e). The Credit Agreement is hereby further amended by inserting in the appropriate place a new
Schedule 7.5(e) as set forth on Exhibit B attached hereto.

          17. AMENDMENT FEE. The Borrower hereby agrees to pay to the Administrative Agent on the date of effectiveness of this First Amendment, an amendment fee for the account of each Lender in an amount equal to 1/8 of 1% of the Revolving Credit
Commitment of such Lender.

          18.  REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of the Parent or the Borrower set forth in the Credit Agreement or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and no Default or Event of Default has occurred and is continuing under the Credit Agreement both before and after giving effect to this Amendment.

          19. CONDITIONS TO EFFECTIVENESS. This First Amendment shall become effective as of the date first above written when
(a) counterparts hereof shall have been duly executed and delivered by each of the parties hereto and (b) the Administrative Agent shall have received the fees referred to in
Section 17 hereof.

          20. CONTINUING EFFECTS. Except as expressly amended or waived hereby, each of the Credit Agreement and the other Loan
Documents shall continue to be and shall remain in full force and effect in accordance with its terms.

          21. EXPENSES. The Borrower hereby agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this First Amendment, including the fees and expenses of counsel to the Administrative Agent.

          22. COUNTERPARTS. This First Amendment may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          23.  GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              INTERNATIONAL MILL SERVICE, INC.


                              By:/S/ LOUIS A. GUZZETTI, JR.
                                 Title: President


                              ENVIROSOURCE, INC.


                              By:/S/ LOUIS A. GUZZETTI, JR.
                                 Title: President


                              CHEMICAL BANK,
                                as Administrative Agent, as a
                                Co-Agent and as a Lender


                              By:/S/ WILLIAM EWING
                                 Title: Managing Director


                              BANQUE PARIBAS,
                                as a Co-Agent and as a Lender


                              By:/S/ BRUCE A CAULEY
                                 Title: Deputy General Manager


                              By:/S/ PIERRE-JEAN de FILIPIS
                                 Title: General Manager

                              CREDIT LYONNAIS NEW YORK BRANCH, as
                                a Co-Agent and as a Lender


                              By:/S/ FREDERICK HADDAD
                                 Title: Senior Vice President

                              NATIONSBANK OF TEXAS, N.A.


                              By:/S/ MARK E. STEPHANZ
                                 Title:

                                           Exhibit A to the First
                                    Amendment to Credit Agreement


                                              SCHEDULE VII
                                              TO CREDIT AGREEMENT


                        Redemption Ratios


               PERIOD                        RATIO

     12 month period ending
       December 31, 1993                   2.00 to 1.0
     12 month period ending
       March 31, 1994                      2.00 to 1.0
     12 month period ending
       June 30, 1994                       2.25 to 1.0
     12 month period ending
       September 30, 1994                  2.40 to 1.0
     12 month period ending
       December 31, 1994                   2.45 to 1.0
     12 month period ending
       March 31, 1995                      2.50 to 1.0
     12 month period ending
       June 30, 1995                       2.60 to 1.0
     12 month period ending
       September 30, 1995 and each         2.65 to 1.0
       12 month period ending at the
       end of a fiscal quarter ending
       thereafter

                                           Exhibit B to the First
                                    Amendment to Credit Agreement



                                              SCHEDULE 7.5(e)
                                              TO CREDIT AGREEMENT



   SUBSIDIARIES THAT MAY BE LIQUIDATED, WOUND UP OR DISSOLVED


Byevalve Company, Ltd. (Delaware)
C. Brewer Terminals, Inc. (Delaware)
C. Brewer Service Corp. (Hawaii)
Envirosafe, Inc. (Delaware)
Envirosafe Management Systems, Inc. (Delaware)
Envirosafe Services of America, Inc. (Delaware)
Envirosafe Services of Pennsylvania, Inc. (Delaware)
Envirosafe Services of Texas, Inc. (Delaware)
EnviroSource Corp. (Wyoming)
Fox Hunt Farms, Inc. (Delaware)
Garden Spot Water Company, Inc. (Pennsylvania)
Gemini Manufacturing Co. (Ohio)
IMS Lycrete Egypt, Ltd. (Delaware)
Imsamet Acquisition Corp. (Delaware)
Intermetal Mexicana S.A. (Mexico)
International Mill Service Limited (Canada)
IU International Corporation (Delaware)
IU North America, Inc. (Delaware)
IU North America Finance, Inc. (Delaware)
IU Terminal Properties, Inc. (Delaware)
Marcus Hook Processing, Inc. (Delaware)
McGraw Construction Company, Inc. (Ohio)
Neoax Investment Corp. (Delaware)
Nosroc Corp. (Pennsylvania)
Soncor Corp. (Delaware)
Waylite Corporation (Pennsylvania)